Exhibit 21

      The seven registrants, Entergy Corporation, System Energy Resources, Inc., Arkansas Power & Light Company, Gulf States Utilities Company, Louisiana Power & Light Company, Mississippi Power & Light Company and New Orleans Public Service Inc., and their active subsidiaries, are listed below:

                                                 State or Other
                                                Jurisdiction of
                                                  Incorporation

       Entergy Corporation                            Delaware
       System Energy Resources, Inc. (a)              Arkansas
       Arkansas Power & Light Company (a)             Arkansas
       The Arklahoma Corporation (b)                  Arkansas
       Gulf States Utilities Company (a)              Texas
       Varibus Corporation (c)                        Texas
       GSG&T, Inc. (c)                                Texas
       Southern Gulf Railway Company (c)              Texas
       Prudential Oil & Gas, Inc.(c)                  Texas
       Louisiana Power & Light Company (a)            Louisiana
       Mississippi Power & Light Company (a)          Mississippi
       New Orleans Public Service Inc. (a)            Louisiana
       System Fuels, Inc.(d)                          Louisiana
       Entergy Services, Inc. (a)                     Delaware
       Entergy Power, Inc. (a)                        Delaware
       Entergy Operations, Inc. (a)                   Delaware
       Entergy Enterprises, Inc. (a)                  Louisiana
       Entergy S.A. (a)                               Argentina
       Entergy Argentina S.A. (a)                     Argentina
       Entergy Argentina S.A. Ltd. (a)                Cayman Islands
       Entergy Transener S.A. (a)                     Argentina
       Entergy Power Development Corporation (a)      Delaware
       Entergy Richmond Power Corporation (e)         Delaware
       Entergy Systems and Service, Inc. (f)          Delaware
       Entergy Pakistan LTD (e)                       Delaware
       Entergy Power Asia LTD (e)                     Cayman Islands
       Entergy Power Development International
        Corporation (a)                               Delaware
       Entergy Power Holding I, LTD (e)               Cayman Islands
       EP Edgel, Inc. (e)                             Delaware
       Entergy Power CBA Holding II LTD (g)           Bermuda
       Generandes, Co (h)                             Cayman Islands
       Edgel S.A. (i)                                 Delaware
       EPG Cayman, Holding I (j)                      Cayman Islands
       EPG Cayman, Holding II (j)                     Cayman Islands
       Entergy Victoria LDC (k)                       Cayman Islands
       Entergy Power Holding LDC (l)                  Cayman Islands
       CitiPower Trust (m)                            Australia
       CitiPower Ltd. (n)                             Australia
       Entergy Power Edesur Holding LTD (o)           Bermuda
       Entergy Power Marketing Corporation (a)        Delaware
_______________________

(a)Entergy Corporation owns all of the Common Stock of System Energy Resources, Inc., Arkansas Power & Light Company, Gulf States Utilities Company, Louisiana Power & Light Company, Mississippi Power & Light
   Company, New Orleans Public Service Inc., Entergy Services, Inc., Entergy Power, Inc., Entergy Operations, Inc., Entergy Enterprises, Inc., Entergy, S.A., Entergy Argentina, S.A., Entergy Transener, S.A., Entergy Argentina S.A., Ltd., Entergy Power Development Corporation, Entergy Power Development Corporation International, Entergy Power Marketing Corporation, and Entergy System and Services, Inc.

(b)Arkansas Power & Light Company owns 34% of the Common Stock of The Arklahoma Corporation.

(c)Gulf States Utilities Company owns all of the Common Stock of Varibus Corporation, GSG&T, Inc., Southern Gulf Railway Company, and Prudential Oil & Gas, Inc.

(d)The capital stock of System Fuels, Inc. is owned in proportions of 35%, 33%, 19% and 13% by Arkansas Power & Light Company, Louisiana Power & Light Company, Mississippi Power & Light Company and New Orleans Public Service Inc., respectively.

(e)Entergy Power Development Corporation owns all of the Common Stock of Entergy Richmond Power Corporation, Entergy Pakistan LTD, Entergy Power Asia LTD, Entergy Power Holding I, LTD, and EPG Edegel, Inc.

(f)Entergy Enterprises, Inc. owns all of the Common Stock of Entergy Systems and Service, Inc.

(g)Entergy Power Holding I, LTD owns all of the Common Stock of Entergy Power CBA Holding II LTD.

(h)E P Edegel, Inc. owns all of the Common Stock of Generandes, Co.

(i)Generandes, Co. owns all of the Common Stock of Edegel S.A.

(j)Entergy Power Development International Corporation owns all of the Common Stock of EPG Cayman Holding I and EPG Cayman Holding II.

(k)EPG Cayman Holding II and EPG Cayman Holding I own 99% and 1%, respectively, of the Common Stock of Entergy Victoria LDC.

(l)EPG Cayman Holding II and Entergy Victoria LDC own 99% and 1%., respectively, of the Common Stock of Entergy Victoria Holding LDC.

(m)Entergy Victoria LDC and Entergy Victoria Holding LDC own 99% and 1%, respectively, of the Common Stock of CitiPower Trust.

(n)Entergy Victoria LDC and Entergy Victoria Holding LDC own 99% and 1%, respectively, of the Common Stock of CitiPower Ltd.

(o)Entergy Argentina SA and Entergy Argentina S.A. Ltd. own all of the Common Stock of Entergy Power Edesur Holding LTD.